UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020 (January 22, 2020)

Vislink Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-5856795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 Ringling Blvd., Suite 310, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VISL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 22, 2020, the board of directors (the “Board”) of Vislink Technologies, Inc., (the “Company”) appointed Brian K. Krolicki as a member of the Board, effective February 1, 2020. Mr. Krolicki will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with the Company’s bylaws. It has not been determined whether Mr. Krolicki will be named to any Board committees.

There are no arrangements or understandings between Mr. Krolicki and any other persons pursuant to which he was appointed as a member of the Board.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Krolicki.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2020	VISLINK TECHNOLOGIES, INC.

	By:	/s/ Carleton M. Miller
	Name:	Carleton M. Miller
	Title:	Chief Executive Officer